Exhibit 8.1
July 5, 2011
Oiltanking Partners, L.P.
15631 Jacintoport Boulevard
Houston, Texas 77015
RE: OILTANKING PARTNERS, L.P. REGISTRATION STATEMENT ON FORM S-1
Ladies and Gentlemen:
     We have acted as counsel for Oiltanking Partners, L.P. (the “Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the offer and sale of common units representing limited partnership interests in the Partnership. We have also participated in the preparation of a Registration Statement on Form S-1 and the amendments thereto being collectively referred to herein as the “Registration Statement” to which this opinion is an exhibit. In connection therewith, we prepared the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement (the “Discussion”).
     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussion, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not, however, constitute an admission that we are “experts” as such term is defined in Section 7 of the Securities Act of 1933, as amended.
Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.

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